EXHIBIT 15

February 6, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Johnson Controls, Inc. Registration Statements Nos. 2-64288, 33-50110, 33-57685, 33-64703, 333-13525, 333-59594 and 333-111192 on Form S-3 and 33-30309, 33-31271, 33-58092, 33-58094, 33-49862, 333-10707, 333-36311, 333-66073 and 333-41564 on Form S-8.

Commissioners:

We are aware that our report dated February 6, 2004 on our review of interim financial information of Johnson Controls, Inc. (the “Company”) for the three-month periods ended December 31, 2003 and 2002 and included in the Company’s quarterly report on Form 10-Q for the quarter ended December 31, 2003 is incorporated by reference in the afore referenced Registration Statements.

Very truly yours,

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP

40